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                                                                    Exhibit 10.3

                                AMENDMENT NO.7 TO
                           REVOLVING CREDIT AGREEMENT


      THIS AMENDMENT ("Amendment"), dated as of October 31, 1997, is by and among CITYSCAPE CORP. (the "Borrower"), CITYSCAPE FINANCIAL CORP. (the "Guarantor") and CORESTATES BANK, N.A. ("CoreStates"), and HARRIS TRUST AND SAVINGS BANK ("Harris") (CoreStates and Harris are referred to herein as a "Bank" or the "Banks"), and CORESTATES BANK, N.A. as Agent for the Banks (the "Agent").

                                   BACKGROUND

      A. The Borrower, the Guarantor, the Banks and certain other lenders were parties to that certain Revolving Credit, Security and Term Loan Agreement dated June 30, 1995, as amended by Amendments Nos. 1, 2, 3, 4, 5 and 6 to Revolving Credit Agreement dated August 31, 1995, September 27, 1996, April 25, 1997, April 30, 1997, June 30, 1997, and September 30, 1997 respectively (as the same has been, is hereby and may hereafter be amended from time to time, the "Agreement").

      B. The Agreement and the Commitments of CoreStates and Harris expire on October 31, 1997. The Loan Parties have requested that the Banks agree to continue the Agreement and extend their respective Commitments until November 30, 1997.

      C. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Agreement.

      NOW, THEREFORE, the foregoing Background Section being incorporated by reference, the parties hereto agree as follows:

      Section 1. Amendments to the Agreement. The Agreement is hereby amended as follows:

      (a)   Amendment to Section 1.01 (Definitions).

            (1) The definition of Collateral Value of Eligible Mortgages is hereby amended by deleting the reference to 98% contained therein and replacing it with "95%".

            (2) The definition of Expiration Date contained in Section 1.01 of the Agreement is amended by deleting the reference to October 31, 1997 therein and replacing it with "November 30, 1997".
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            (3) The definition of "Revolving Credit Commitment" contained in
      Section 1.01 of the Agreement is amended by adding the following to the end of such definition: "In addition to any other reductions to the Revolving Credit Commitment set forth herein, the Revolving Credit Commitment shall reduce by the sum of Six Million Eight Hundred Seventy-Five Thousand Dollars ($6,875,000) on each of November 7, 1997, November 14, 1997, November 21, 1997 and November 28, 1997. Each reduction shall reduce the Banks' Commitments pro rata.

            (4) The definition of "Majority Banks" is hereby amended by deleting the period at the end of such definition and adding the following: "; provided that, following the sale of Harris's Note, Majority Banks shall mean those Banks which are then in compliance with their obligations hereunder holding not less than 66_% of the outstanding Loans."

            (b) Amendment to Section 6.08. Section 6.08 of the Agreement is hereby amended by adding a new subsection 18 to the end of such Section as follows:

            (18) Weekly Reporting. Weekly, no later than Tuesday of each week, a production report for the preceding week and a report of the daily amounts outstanding under the Borrower's credit facility with Bear Stearns for the preceding week.

            (c) Amendment to Section 9.01. Section 9.01 is hereby amended by adding a two new subsections to the end of such Section as follows:

            "(10) Termination of Existing Facilities. Either the Borrower's repurchase facility with Greenwich Capital or the Borrower's credit facility with Bear Stearns are terminated whether following a default thereunder or otherwise.

            (11) Subordination Agreement. The Guarantor shall have executed a subordination agreement providing for the full subordination of all Debt of the Borrower to the Guarantor to the Loans on terms and conditions satisfactory to the Banks on or before November 7, 1997."

      Section 2. Termination of LIBO Loan Option. As of the expiration of any existing LIBO Loans, the Borrower's ability to borrow at the Adjusted LIBO Rate shall terminate and all future Loans shall be made at the Base Rate.

      Section 3. Reduction in Maximum Warehouse Period. From and after the date hereof, the maximum warehouse period for all Mortgage Loans pledged to the Agent under the Agreement shall be sixty (60) days.


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      Section 4. Extension Fee. As a condition to the effectiveness of this
Amendment and in consideration of extension of the Commitments, the Borrower shall pay to CoreStates an extension fee of $10,000 and to Harris an extension fee of $5,000.

      Section 5. Sale of Note Following Default. The provisions of Section 11.06 of the Agreement notwithstanding, from and after the occurrence of an Event of Default, a Bank may, without the consent of the Loan Parties, the Agent or any Bank, sell all or any portion of its Loans under the Agreement and its Note upon payment to the Agent, for the Agent's account, of a fee of Three Thousand Dollars ($3,000).

      Section 6. Representations of the Loan Parties. The Loan Parties represent and warrant that no default or Event of Default exists under the Agreement and that all other terms, conditions and/or covenants contained in the Agreement are ratified and confirmed. Except as amended hereby, the Agreement continue in full force and effect in accordance with its terms.

      Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

      Section 8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      Section 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

      Section 10. Corporate Action, etc. The Borrower and the Guarantor have each taken all corporate action necessary to authorize the execution, delivery and performance of this Amendment. This Amendment is a valid and legally binding obligation of the Borrower and of Guarantor enforceable in accordance with its terms. The Borrower hereby ratifies and reaffirms the representations and warranties contained in the Agreement as being true and correct as of the date hereof.


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.


CORESTATES BANK, N.A., as a                 CITYSCAPE CORP.
Bank and as Agent

By:  /s/ Andrew Tauber                      By:    /s/ Robert Grosser
   ------------------------------               ------------------------------
Its:     Vice President                     Its:     President
   ------------------------------               ------------------------------

HARRIS TRUST AND SAVINGS BANK

By: /s/ Michael A. Houlihan
   ------------------------------

Its:   Vice President
   ------------------------------

                              CONSENT OF GUARANTOR

      Cityscape Financial Corp., Guarantor, hereby consents to the foregoing Amendment and acknowledges and reaffirms its obligations as set forth in the Guarantee.


                                              CITYSCAPE FINANCIAL CORP.

                                              By:   /s/ Robert Grosser
                                                 -------------------------------
                                              Its:     Chairman
                                                 -------------------------------


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